Exhibit 99.1

Inozyme Pharma, Inc. Announces Pricing of Public Offering of Common Stock

BOSTON, Mass., July 27, 2023 – Inozyme Pharma, Inc. (Nasdaq: INZY), a clinical-stage rare disease biopharmaceutical company developing novel therapeutics for the treatment of pathologic mineralization and intimal proliferation, today announced the pricing of an underwritten public offering of 12,500,000 shares of its common stock at a price of $4.80 per share, for aggregate gross proceeds of approximately $60 million, before deducting underwriting discounts and commissions and other offering expenses. In addition, Inozyme has granted the underwriters an option for a period of 30 days to purchase up to an additional 1,875,000 shares of common stock at the public offering price, less the underwriting discounts and commissions. All of the shares of common stock are being offered by Inozyme.

BofA Securities, TD Cowen and Piper Sandler are acting as joint book-running managers for the offering. Wedbush PacGrow and Needham & Company are acting as co-managers for the offering. The offering is expected to close on or about August 1, 2023, subject to satisfaction of customary closing conditions.

A shelf registration statement on Form S-3 (File No. 333-258702) relating to the shares of common stock offered in the public offering was filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2021 and became effective on August 23, 2021. The offering was made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. Copies of the preliminary prospectus supplement and final prospectus supplement, when available, and the accompanying prospectus relating to the offering may also be obtained by contacting: BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department, or by email at: dg.prospectus_requests@bofa.com; TD Cowen, 599 Lexington Avenue, New York, NY 10022, or by email at Prospectus_ECM@cowen.com or by telephone at (833) 297-2926; or Piper Sandler, Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, or by telephone at (800) 747-3924, or by email at prospectus@psc.com.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Inozyme Pharma, Inc.

Inozyme Pharma, Inc. is a clinical-stage rare disease biopharmaceutical company developing novel therapeutics for the treatment of diseases impacting the vasculature, soft tissue and skeleton. Inozyme is developing INZ-701, an enzyme replacement therapy, to address pathologic mineralization and intimal proliferation which can drive morbidity and mortality in these severe diseases. INZ-701 is currently in clinical trials for the treatment of ENPP1 Deficiency and ABCC6 Deficiency.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the proposed public offering, including the satisfaction of customary closing conditions relating to the offering and the expected closing of the public offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Inozyme may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Inozyme makes as a result of various risks and uncertainties, including but not limited to satisfaction of customary closing conditions related to the public offering, whether Inozyme will be able to conduct, complete and receive results from clinical trials for its product candidates on its expected timelines, or at all, whether its cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements on its expected timeline and other important factors discussed in the “Risk Factors” sections contained in its annual report on file with the SEC. The forward-looking statements included in this press release represent Inozyme’s views as of the date hereof and should not be relied upon as representing its views as of any date subsequent to the date hereof. Inozyme anticipates that subsequent events and developments will cause its views to change. However, while Inozyme may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

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Contacts

Investors:

Inozyme Pharma

Stefan Riley, Director of IR and Corporate Communications

(857) 330-8871

stefan.riley@inozyme.com

Media:

SmithSolve

Matt Pera

973-886-9150

matt.pera@smithsolve.com